Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 22, 2020, by and between Conversion Labs, Inc., a Delaware corporation with its headquarters located at 800 Third Avenue, Suite 2800, New York, NY 10022 (the “Company”), and Jeb Besser (the “Purchaser”).

WHEREAS, the Company wishes to sell and the Purchaser wishes to buy 4,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” or the “Shares”) at a purchase price of $0.16 per Share or an aggregate of $640,000 (the “Purchase Price”); and

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Purchaser hereby agree as follows:

1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept delivery from the Company, the Shares at the Purchase Price.

2. Purchaser’s Representations and Warranties. Purchaser hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Purchaser in order to comply with federal and state securities laws):

(a) Authorization and Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof;

(b) Purchase for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. Purchaser is acquiring the Shares for Purchaser’s own account, for investment only, and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities otherwise in compliance with applicable federal and state securities laws);

(c) Accredited Investor. Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and has such knowledge and experience in financial, tax and other business matters as to enable Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Purchaser is able to bear the economic risk of an investment in the Shares and able to afford a complete loss of such investment;

(d) Compliance with Securities Act. Purchaser understands and agrees that the Shares are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. Purchaser further understands that the Offering has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Purchaser herein and any other documents delivered by the Purchaser in connection with this Agreement; that the Offering has not been reviewed by the SEC or by any foreign or state securities authorities; that the Purchaser’s rights to transfer the Shares will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Purchaser to provide at Purchaser’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Securities Act or any state securities laws;

(e) Legends. Purchaser understands that the Company will cause any necessary legends to be placed upon any instruments(s) evidencing ownership of the Shares as may be required by federal or state securities laws or deemed necessary or desirable by the Company;

(f) Receipt of Information. Purchaser believes he has received all information which he considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access; and

(g) No Market Manipulation. Purchaser and Purchaser’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Company’s Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

3. Company Representations and Warranties. The Company represents and warrants to, and agrees with, Purchaser that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder;

(d) SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

(i) SEC Filings. The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment),to the knowledge of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation;

(ii) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC;

(iii) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e) Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance of Shares and sale of the Shares;

(h) Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement. The Company has not, since October 16, 2017, been a party to any material litigation, arbitration or other proceeding, other than what has been previously disclosed by the Company in the Company SEC Documents;

(i) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

4. Other Agreements of the Parties.

(a)	Piggyback Registration. If, after the sale of the Shares and until the third (3rd) anniversary thereof, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Purchaser), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form) or any of their family members (including a registration on Form S-8 (or its then equivalent form)), (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) a transaction relating solely to the sale of debt or convertible debt instruments, then the Company shall promptly give to Purchaser written notice thereof (and in no event shall such notice be given less than twenty (20) calendar days prior to the filing of such registration statement), and shall, subject to any limitations imposed by an underwriter, if the registration relates to an underwritten public offering, include as a piggyback registration all of the Shares issued to Purchaser hereunder, including, if applicable, pursuant to Section 4(b) below, which are specified in a written request delivered by Purchaser within ten (10) calendar days after delivery to Purchaser of such written notice from the Company. However, the Company may, without the consent of Purchaser, withdraw such registration statement prior to it becoming effective if the Company has elected to abandon the proposal to register the securities proposed to be registered thereby. The right contained in this paragraph may be exercised by each Purchaser only with respect to two (2) qualifying registrations.

(b)	Damages from Failure to Achieve Up-Listing. The Company intends to up-list its Common Stock to NASDAQ, the NYSE (which for purposes of this Agreement includes NYSE-AMEX) or a comparable major stock exchange on or before December 31,2020. If the Company fails to do so, the Company shall issue 600,000 additional Shares to Purchaser without any requirement that Purchaser provide additional compensation.

5. Broker’s Commission/Finder’s Fee. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

6. Covenants Regarding Indemnification. Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

7. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, e-mail or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(c) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(d) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(f) Confidentiality. The Purchaser covenants and agrees that he will keep confidential and will not disclose or divulge any confidential or proprietary information that Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to Purchaser in connection with this Offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Purchaser; provided, however, that Purchaser may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Purchaser’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

(g) Entire Agreement. This Securities Purchase Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter.

(h) Amendment; Waiver. This Securities Purchase Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Securities Purchase Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Securities Purchase Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

[signature page follows]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

Subscription Amount: US$640,000

Amount of Shares to be Issued: 4,000,000

AMOUNT INVESTED TO BE SENT VIA:[  ] Check (enclosed) [  ] Wire

Name in Which Shares Should Be Issued:

Name of Purchaser:

Taxpayer ID Number:

OR

Social Security Number:

Address Information:

The address should be the Purchaser ’s primary legal residence.

Legal Address

City, State, and Zip Code

AGREED AND SUBSCRIBED	ACCEPTED BY CONVERSION LABS, INC.

This ___ day of _________, 2020	This ___ day of _______, 2020

By:
Name:	Name:	Justin Schreiber
	Title:	Chief Executive Officer